Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS RECORD EPS RESULTS FOR FIRST QUARTER

COMPANY RAISES ANNUAL EARNINGS AND CASH FLOW GUIDANCE

Columbus, Ohio – May 29, 2008 – Big Lots, Inc. (NYSE: BIG) today reported net income of $34.5 million, or $0.42 per diluted share, for the first quarter of fiscal 2008 ended May 3, 2008.  This compares to net income of $28.8 million, or $0.26 per diluted share, for the first quarter of fiscal 2007.  Results include both continuing operations and discontinued operations.  Discontinued operations activity was minimal in the first quarter of both fiscal 2008 and fiscal 2007 and is discussed later in this release.

Continuing Operations
For the first quarter of fiscal 2008, income from continuing operations was $34.5 million, or $0.42 per diluted share, compared to income from continuing operations of $29.0 million, or $0.26 per diluted share, for the same period of fiscal 2007.

For the first quarter of fiscal 2007, results from continuing operations included insurance proceeds recovered from claims filed as a result of hurricanes occurring during fiscal 2005 which we believe are not directly related to our ongoing operations.  Therefore, we have provided supplemental non-GAAP first quarter results and a complementary schedule entitled “Unaudited Adjusted Results and Reconciliation” that exclude this item.  We believe that non-GAAP financial measures should facilitate analysis by investors and others who follow our financial performance.  In the supplemental non-GAAP disclosures, the insurance proceeds excluded from continuing operations represent net income of $2.4 million, or $0.02 per diluted share, for the first quarter of fiscal 2007.  Excluding these insurance proceeds, the first quarter of fiscal 2007 income from continuing operations was $26.7 million, or $0.24 per diluted share.

FIRST QUARTER HIGHLIGHTS

•	Income from continuing operations of $0.42 per diluted share versus income from continuing operations (on a non-GAAP basis) of $0.24 per diluted share last year
•	Comparable store sales increase of 3.4%
•	Operating profit rate of 5.1%, an increase of 170 basis points compared to last year
•	Record inventory turnover

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

First Quarter Results (on a non-GAAP basis)

Net sales for the first quarter of fiscal 2008 increased 2.1% to $1,151.6 million, compared to $1,128.4 million for the same period in fiscal 2007.  Comparable store sales for stores open at least two years at the beginning of the fiscal year increased 3.4% for the quarter.

Operating profit for the first quarter of fiscal 2008 was $58.2 million, or 5.1% of sales, compared to last year’s operating profit of $38.6 million, or 3.4% of sales.  The 51% improvement in operating profit dollars was the result of significant expense leverage driven by our 3.4% comparable store sales increase along with improvement in the gross margin rate.  Operating expenses as a percent of sales improved by 100 basis points primarily due to store and distribution center efficiencies and the leveraging impact of a 3.4% comp over certain fixed expenses.  Our gross margin rate for the quarter increased 70 basis points compared to last year due to improved initial markup, favorable costs resulting from our inbound freight initiatives, and shrink results related to physical inventories taken and recorded in fiscal 2008.

For the first quarter of fiscal 2008, net interest expense was $1.4 million compared to net interest income of $2.9 million last year.  The incremental $4.3 million of net interest expense was directly attributable to the investment of $750 million to repurchase over 32 million shares of our common stock during the period of March 2007 through February 2008.  The effective income tax rate for the first quarter of fiscal 2008 was 39.2% compared to 35.7% last year.

Inventory and Cash Management

Inventory ended the first quarter of fiscal 2008 at $725 million compared to $798 million last year.  The 9% decline in overall inventory resulted from a combination of an 8% decrease in average store inventory and a 1% reduction in store count compared to last year.  We continue to achieve record inventory turnover results driven by improving inventory management and timely flow of merchandise along with strength in comparable store sales.  We ended the first quarter of fiscal 2008 with debt of $165 million which was directly attributable to $750 million of share repurchase activity during the March 2007 through February 2008 timeframe.

Share Repurchase Update

As previously communicated on March 5, 2008, during the first four weeks of fiscal 2008, we completed a $150 million share repurchase program that was authorized by our Board of Directors in November 2007 (“November 2007 Repurchase Program”) by investing the remaining $37 million to purchase 2.2 million shares at a weighted average price of $17.28.   In total, 9.2 million shares were purchased at a weighted average price of $16.38 under the November 2007 Repurchase Program.

Discontinued Operations

As discussed in our Form 10-K filed with the SEC on April 1, 2008, activity related to KB Toys, our former division, as well as the operating results and costs associated with 130 stores closed in January 2006 are classified as discontinued operations.  Income from discontinued operations for the first quarter of fiscal 2008 totaled less than $0.1 million compared to a net loss from discontinued operations of $0.3 million for the first quarter of fiscal 2007.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

2008 OUTLOOK

•
Provides initial Q2 guidance for income from continuing operations of $0.21 to $0.25 per diluted share versus income from continuing operations (on a non-GAAP basis) of $0.20 per diluted share for the same period last year

•
Increases fiscal 2008 annual guidance for income from continuing operations to $1.80 to $1.90 per diluted share versus income from continuing operations (on a non-GAAP basis) of $1.41 per diluted share last year

•	Increases fiscal 2008 annual guidance for Cash Flow (defined as operating activities less investing activities) to $185 million

For the second quarter of fiscal 2008, we anticipate a 1% to 2% comparable store sales increase compared to a 5.2% comparable store sales increase recorded last year.  Based on this level of sales performance, our earnings are estimated to be in the range of $0.21 to $0.25 per diluted share, compared to income from continuing operations (on a non-GAAP basis) for the second quarter of fiscal 2007 of $0.20 per diluted share.

Given the strength of the first quarter operating results and trends in the business, we raised our fiscal 2008 guidance for earnings from continuing operations and cash flow.  We now anticipate fiscal 2008 income from continuing operations of $1.80 to $1.90 per diluted share, an increase of 28% to 35%, respectively, compared to income from continuing operations (on a non-GAAP basis) of $1.41 per diluted share for fiscal 2007.  This EPS guidance is based on an expected fiscal 2008 increase in comparable store sales of approximately 2% and an operating profit rate in the range of 5.3% to 5.5%.  We also now expect Cash Flow of approximately $185 million.

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. Eastern Time to discuss our financial results for the first quarter and provide commentary on our outlook for fiscal 2008.  We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Thursday, June 12. A replay of the call will be available beginning May 29 at 12:00 noon (Eastern Time) through June 12 at midnight by dialing: 1.800.207.7077 (United States and Canada) or 1.913.383.5767 (International or metro-Seattle). The PIN number is 6298.

Big Lots is the nation’s largest broadline closeout retailer.  As of the end of the first quarter of fiscal 2008 (May 3, 2008), we operated 1,354 BIG LOTS stores in 47 states. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY.  Our website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook,” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 3,	MAY 5,
	2008	2007
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$43,186	$210,122
Inventories	724,629	797,500
Deferred income taxes	54,259	63,648
Other current assets	51,798	54,771
Total current assets	873,872	1,126,041

Property and equipment - net	478,947	494,536

Deferred income taxes	50,510	51,260
Other assets	19,542	22,044

	$1,422,871	$1,693,881

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$257,531	$222,306
Property, payroll and other taxes	71,453	71,579
Accrued operating expenses	61,533	72,500
Insurance reserves	36,244	43,856
KB bankruptcy lease obligation	0	11,730
Accrued salaries and wages	27,961	26,612
Income taxes payable	21,550	7,867
Total current liabilities	476,272	456,450

Long-term obligations	165,400	0

Deferred rent	34,120	36,625
Insurance reserves	44,342	43,988
Unrecognized tax benefits	26,827	30,039
Other liabilities	35,646	35,060

Shareholders' equity	640,264	1,091,719
	$1,422,871	$1,693,881

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	May 3, 2008		May 5, 2007
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,151,589	100.0	$1,128,399	100.0

Gross margin	463,791	40.3	446,913	39.6

Selling and administrative expenses	386,856	33.6	382,686	33.9

Depreciation expense	18,778	1.6	21,764	1.9

Operating profit	58,157	5.1	42,463	3.8

Interest expense	(1,412)	(0.1)	(92)	0.0

Interest and investment income	12	0.0	3,010	0.3

Income from continuing operations before income taxes	56,757	4.9	45,381	4.0

Income tax expense	22,271	1.9	16,357	1.4

Income from continuing operations	34,486	3.0	29,024	2.6

Income (loss) from discontinued operations, net of tax expense (benefit) of $14 and ($166), respectively	23	0.0	(260)	(0.0)

Net income	$34,509	3.0	$28,764	2.5

Earnings per common share - basic
Continuing operations	$0.43		$0.26
Discontinued operations	0.00		0.00
Net income	$0.43		$0.26

Earnings per common share - diluted
Continuing operations	$0.42		$0.26
Discontinued operations	0.00		0.00
Net income	$0.42		$0.26

Weighted average common shares outstanding
Basic	80,918		109,919
Dilutive effect of share-based awards	798		1,765
Diluted	81,716		111,684

UNAUDITED ADJUSTED RESULTS
Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING FISCAL 2007 INSURANCE PROCEEDS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 3, 2008		MAY 5, 2007
		%		%
	(Unaudited)		(Unaudited)
			Adjusted Results Excluding Insurance Proceeds
	As Reported		(non-GAAP)

Net sales	$1,151,589	100.0	$1,128,399	100.0

Gross margin	463,791	40.3	446,913	39.6

Selling and administrative expenses	386,856	33.6	386,589	34.3

Depreciation expense	18,778	1.6	21,764	1.9

Operating profit	58,157	5.1	38,560	3.4

Interest expense	(1,412)	(0.1)	(92)	0.0

Interest and investment income	12	0.0	3,010	0.3

Income from continuing operations before income taxes	56,757	4.9	41,478	3.7

Income tax expense	22,271	1.9	14,814	1.3

Income from continuing operations	34,486	3.0	26,664	2.4

Income from discontinued operations, net of tax expense (benefit) of $14 and ($166), respectively	23	0.0	(260)	0.0

Net income	$34,509	3.0	$26,404	2.3

Earnings per common share - basic
Continuing operations	$0.43		$0.24
Discontinued operations	0.00		0.00
Net income	$0.43		$0.24

Earnings per common share - diluted
Continuing operations	$0.42		$0.24
Discontinued operations	0.00		0.00
Net income	$0.42		$0.24

Weighted average common shares outstanding
Basic	80,918		109,919
Dilutive effect of share-based awards	798		1,765
Diluted	81,716		111,684

UNAUDITED ADJUSTED RESULTS AND RECONCILIATION
Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING FISCAL 2007 INSURANCE PROCEEDS
(In thousands, except per share data)

	13 WEEKS ENDED	13 WEEKS ENDED
	MAY 3, 2008	MAY 5, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	As Reported	As Reported	Insurance Proceeds (a)	Adjusted Results Excluding Insurance Proceeds
				(non-GAAP)

Net sales	$1,151,589	$1,128,399		$1,128,399

Gross margin	463,791	446,913		446,913

Selling and administrative expenses	386,856	382,686	$3,903	386,589

Depreciation expense	18,778	21,764		21,764

Operating profit	58,157	42,463	(3,903)	38,560

Interest expense	(1,412)	(92)		(92)

Interest and investment income	12	3,010		3,010

Income from continuing operations before income taxes	56,757	45,381	(3,903)	41,478

Income tax expense	22,271	16,357	(1,543)	14,814

Income from continuing operations	34,486	29,024	(2,360)	26,664

Income from discontinued operations, net of tax expense (benefit) of $14 and ($166), respectively	23	(260)		(260)

Net income	$34,509	$28,764	$(2,360)	$26,404

Earnings per common share - basic
Continuing operations	$0.43	$0.26	$(0.02)	$0.24
Discontinued operations	0.00	0.00	0.00	0.00
Net income	$0.43	$0.26	$(0.02)	$0.24

Earnings per common share - diluted
Continuing operations	$0.42	$0.26	$(0.02)	$0.24
Discontinued operations	0.00	0.00	0.00	0.00
Net income	$0.42	$0.26	$(0.02)	$0.24

Weighted average common shares outstanding
Basic	80,918	109,919	109,919	109,919
Dilutive effect of share-based awards	798	1,765	1,765	1,765
Diluted	81,716	111,684	111,684	111,684

(a)	During the first quarter of fiscal 2007, we received $3,903 of insurance proceeds as recovery for damages related to hurricanes occurring in 2005.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	May 3, 2008	May 5, 2007
	(Unaudited)	(Unaudited)
Net cash provided (used) by operating activities	$58,637	$(673)

Net cash used in investing activities	(18,096)	(7,892)

Net cash used in financing activities	(34,486)	(62,970)

Increase (decrease) in cash and cash equivalents	6,055	(71,535)
Cash and cash equivalents:
Beginning of period	37,131	281,657
End of period	$43,186	$210,122